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                                                                     EXHIBIT 5.2

                        Law Offices of Stephen R. Field
                               240 Madison Avenue
                            New York, New York 10016






                                                                January 16, 2002

World Wireless Communications, Inc.
5670 Greenwood Plaza Boulevard, Penthouse
Greenwood Village, CO 80111


         Re: World Wireless Communications, Inc. Registration Statement on Form S-1

Gentlemen:

                  As counsel to World Wireless Communications, Inc., a Nevada corporation (the "Company"), we have been requested to render this opinion in connection with the Company's Registration Statement on Form S-1 (the "Registration Statement"), which is being filed with the Securities and Exchange Commission (the "SEC") on January 10, 2002 under the Securities Act of 1933, as amended.

                  The Registration Statement related to the proposed sale from time to time of up to an aggregate of 19,857,773 shares of the Company's common stock (collectively the "Shares") by certain selling shareholders. The selling shareholders acquired the Shares in connection with private placement transactions.

                  For purposes of this opinion, we have examined the Registration Statement, the Good Standing Certificate dated January 7, 2002 issued by the Secretary of the State of Nevada with respect to the Company, the Warrants and such other documents as we deemed necessary for the purpose of rendering this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies.

                  As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion and have relied on a Certificate issued by the President.



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World Wireless Communications, Inc.
January 16, 2002
Page 2

                  Based on the foregoing, we are of the opinion that:

                           1. The Company is a corporation duly organized,
validly existing and in good standing under the laws of the State of Nevada.

                           2. The Shares have been duly authorized for issuance,
and are validly issued, fully paid and non-assessable.

                  We are attorneys who are admitted to the Bar of the State of New York and we express no opinion as to the laws of any jurisdiction, other than the corporate laws of the State of Nevada (including the applicable provisions of the Nevada Constitution and reported judicial decisions interpreting these laws) and the United States of America with which we are familiar. Our examination of law relevant to the matters covered by this opinion is limited to Federal law and Nevada law.

                  The opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake and assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.

                  This opinion is furnished for your benefit only and may not be used or relied upon by any other person or entity or in connection with any other transaction without our prior written consent.

                  We hereby consent to the reference to this Firm under the heading "Legal Matters" in the Registration Statement and in the related Prospectus and to the filing of this opinion as an exhibit to the Registration Statement.

                                             Very truly yours,


                                             /s/ Law Offices of Stephen R. Field
                                             -----------------------------------
                                             Law Offices of Stephen R. Field